Webb & Company, P.A.
Certified Pubic Accountants



INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated June 2, 2004 relating to the financial statements of Atlantic Security, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ Webb & Comppany, P.A.
-------------------------
Webb & Company, P.A.

Boynton Beach, Florida
January 26, 2005





         1501 Corporate Drive, Suite 290 * Bounton Beach, FL  33426
                Telephone (561) 752-1721 * Fax (561) 734-8562
                                www.cpawebb.com